EXHIBIT 3.17

ARTICLES OF ORGANIZATION OF GO-COIL, L.L.C.	UNITED STATES OF AMERICA STATE OF LOUISIANA PARISH OF LAFOURCHE
BE IT KNOWN, that on this 19th day of August, 2008.
BEFORE ME, the undersigned authority, a Notary Public, duly commissioned and qualified in and for the aforesaid Parish and State, personally came and appeared the subscriber hereto, who declared unto me, Notary, in the presence of the undersigned competent witnesses, that availing himself of the provisions of the Louisiana Limited Liability Company Law (LSA R.S. 12, Chapter 22), he does hereby adopt the following Articles of Organization, to-wit:
ARTICLE I
NAME
The name of this Limited Liability Company is:
GO-COIL, L.L.C.
ARTICLE II
PURPOSE
The purpose of this Limited Liability Company is to engage in any lawful activity for which limited liability companies may be formed under the Limited Liability Company Law of Louisiana.
ARTICLE III
MANAGEMENT
All of the management powers of this Limited Liability Company shall be vested in and the business and affairs of the Limited Liability Company shall be managed by a Manager or Board of Managers. The number, classification, qualification, terms of office, manner of election, times and places of meetings and the powers and duties of the Board of Managers shall be set forth in a written operating agreement.

ARTICLE IV
CERTIFICATES
All persons dealing with the Limited Liability Company may rely upon a certificate of Joel N. Broussard or Todd Patrick Danos to establish the membership of any Member, the authenticity of any records of the Limited Liability Company or the authority of any person to act on behalf of the Limited Liability Company, which authority is limited in the Organization’s written operating agreement.
THUS DONE AND SIGNED in my office in the State and Parish aforesaid, on the day, month and year hereinabove set forth in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

WITNESSES: /s/ Joe Mayhall PRINT NAME: JOE MAYHALL	/s/ Joel N. Broussard JOEL N. BROUSSARD
/s/ Matthew J. Bernard PRINT NAME: MATTHEW J. BERNARD
/s/ Leon H. Rittenberg III NOTARY PUBLIC My Commission Expires ______ [SEAL]